Exhibit 99.1

News Release

Investor Contact:	Media Contact:
Mark Bierley	Mary Davis
(734) 477-4105	(734) 477-1374

Borders Group Reports First Quarter 2010 Results

Conference call today, May 27, at 10 a.m. Eastern

ANN ARBOR, Mich., May 27, 2010—Borders Group, Inc. (NYSE: BGP) today reported results for its first quarter ended May 1, 2010. Highlights include:

•	Operating loss in the first quarter was $33.5 million compared to $29.1 million in the same period a year ago.

•
Loss from continuing operations in the first quarter improved to $64.5 million from $86.0 million in the same period a year ago, reflecting less warrant expense compared to a year ago. On a per share basis, loss from continuing operations in the first quarter improved to $1.08 per share from $1.44 per share in the same period one year ago.

•
Adjusted EBITDA for the first quarter was a loss of $9.3 million on total consolidated sales of $542.4 million compared to income of $3.0 million on sales of $641.5 million for the same period a year ago.

•	Debt net of cash at the end of the first quarter was $294.7 million, a $14.5 million or 5.2% increase from the prior year.

•	Comparable store sales in the domestic segment in the first quarter declined by 11.4%.

“Our top line remained challenged during the first quarter, yet we were able to soften the impact on our bottom line through continued cost controls,” said Borders Group Interim President and Chief Executive Officer Mike Edwards. “The $25.0 million equity investment by Bennett S. LeBow — coupled with our recently announced debt financing  — strengthens our balance sheet and enables us to continue to aggressively execute a number of key financial and strategic initiatives that will transform the Borders brand.  These include improving the store network to increase profitability and productivity and maximizing the digital opportunity, including growing Borders.com. We have already taken significant steps to achieve our company objectives including executing key aspects of our digital strategy. To that end, we’ve made the Kobo eReader — the first of many eReading devices we will carry  — available to our customers, are preparing to launch our eBook store and mobile apps powered by Kobo next month, and are on track to introduce our ‘Area-e’ digital shops in August.”

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Borders Group—2

Consolidated Results

All earnings/loss figures reported throughout this news release are on a GAAP basis unless otherwise noted.

First quarter total consolidated sales were $542.4 million, down 15.4% from the same period a year ago. The company generated a first quarter loss from continuing operations of $64.5 million or $1.08 per share compared to a loss from continuing operations of $86.0 million or $1.44 per share for the same period a year ago, reflecting less warrant expense compared to a year ago.  Operating loss in the first quarter was $33.5 million compared to $29.1 million in the same period a year ago.

Gross margin as a percent of sales decreased 2.5% from 22.4% to 19.9% in the first quarter. The de-leveraging of fixed occupancy and distribution costs caused by negative comparable store sales primarily drove this decline.  The negative impact of these items was partially offset by the shift from lower margin multimedia product to higher margin book, cafe, kids and gifts and stationery merchandise.

SG&A as a percent of sales improved in the first quarter 0.8% from 26.9% to 26.1%, and declined in dollars by $30.9 million.  This decline in dollars was due to the company’s aggressive expense reduction initiatives, which were partially offset by de-leveraging due to negative sales trends.

At the end of the first quarter, inventory investment was $836.2 million, down $56.8 million or 6.4% from the prior year. The inventory decline was primarily attributable to the closure of 214 bookstores between the end of the first quarter of 2009 and the end of the first quarter of 2010.

Cash used for operating activities in the first quarter was $28.2 million compared to cash generated by operations of $2.4 million for the same period a year ago.

First quarter capital expenditures were $5.0 million compared to $2.4 million for the same period a year ago.  Spending in the first quarter of 2010 was focused on the development of the Borders eBook store on Borders.com and the integration of the company’s small format stores into the Borders superstore computer system, an investment Borders Group made to merge all stores into a single platform.

Debt net of cash at the end of the quarter totaled $294.7 million compared to debt net of cash at the end of the prior year quarter of $280.2 million, a $14.5 million or 5.2% increase, primarily due to our recently completed financing arrangements.

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Borders Group—3

Segment Results
Beginning with this news release, the company will report two segments: the Domestic segment, which includes bookstores and Borders.com, and the International segment, which includes Paperchase stores and the franchise business.

Domestic
Total sales within the domestic segment in the first quarter were $520.0 million, down 16.1% from a year ago. Comparable store sales in the domestic segment decreased by 11.4% during the first quarter.  Beginning in the first quarter of 2009 we substantially reduced the music and movies categories to a more tailored assortment, and factoring out multimedia, comparable store sales in the domestic segment decreased 6.8% during the quarter.

Operating loss in the first quarter was $33.2 million compared to $29.3 million for the same period a year ago.

The company closed six domestic bookstores during the first quarter, ending the quarter with a total of 680 domestic bookstore locations.

International
Total first quarter sales within the International segment were $22.4 million, which is up 3.7% compared to the same period a year ago. Excluding the impact of foreign currency translation, first quarter total sales decreased 2.5%.

The International segment generated an operating loss of $0.3 million in the first quarter compared to operating income of $0.2 million for the same period a year ago.

Conference Call Today, May 27, at 10 a.m. Eastern
Management will hold a conference call today at 10 a.m. Eastern. This call will be webcast by Thomson Financial and can be accessed at www.bordersgroupinc.com. A replay will be accessible on the Web site through June 27. In addition, a replay phone service will be available toll-free at (800) 947-6619 or for international calls at (203) 369-3973. The phone service will be available through June 10 until 11:59 p.m. Eastern.

About Borders Group
Headquartered in Ann Arbor, Mich., Borders Group, Inc. (NYSE: BGP) is a leading specialty retailer of books as well as other educational and entertainment items. The company employs approximately 19,500 throughout the U.S., primarily in its Borders® and Waldenbooks® stores. Online shopping is offered through borders.com. Find author interviews and vibrant discussions of the products we and our customers are passionate about online at facebook.com/borders, twitter.com/borders and youtube.com/bordersmedia. For more information about the company, visit borders.com/media.

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Borders Group—4

Safe Harbor Statement
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these forward-looking statements by the use of words such as “expect,” “planning,” “preparing,” “possibility,” “opportunity,” “goal,” “will,” “may,” “intend,” “anticipates,” “working toward” and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address matters such as the company’s future financial condition and performance (including earnings per share, the profitability of Waldenbooks, liquidity, cash flows, debt levels, market share growth and other sales information, inventory levels and capital expenditures) and its strategic initiatives such as the expansion of product categories, including eBook content and eReaders. These statements are subject to risks and uncertainties that could cause actual results and plans to differ materially from those included in the company’s forward-looking statements.

These risks and uncertainties include, but are not limited to, consumer demand for the company’s products, particularly during the holiday season, which is believed to be related to general economic and geopolitical conditions, competition and other factors; the availability of adequate capital – including vendor credit – to fund the company’s operations and to carry out its strategic plans; adverse litigation results or other claims, the performance of the company’s information technology systems and, with respect to eBook content and eReaders, the availability to the company of anticipated content levels and a variety of competitive devices.

The company’s periodic reports filed from time to time with the Securities and Exchange Commission contain more detailed discussions of these and other risk factors that could cause actual results and plans to differ materially from those included in the forward-looking statements, and those discussions are incorporated herein by reference. The company does not undertake any obligation to update forward-looking statements.

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Borders Group, Inc. Financial Statements
(amounts in millions, except per share amounts)
Unaudited
Sales and Earnings Summary

	Quarter Ended
	May 1, 2010		May 2, 2009
Domestic	$520.0		$619.9
International	22.4		21.6
Total sales	542.4		641.5
Other revenue	4.8		8.7
Total revenue	547.2		650.2
Cost of goods sold, including occupancy costs	439.2		506.8
Gross margin	108.0		143.4
Selling, general and administrative expenses	141.5		172.4
Asset impairments and other writedowns	-		0.1
Operating loss	(33.5)		(29.1)
Interest expense	6.9		6.5
Warrant/put expense	23.4		49.1
Total interest expense	30.3		55.6
Loss before income taxes	(63.8)		(84.7)
Income taxes	0.7		1.3
Loss from continuing operations	(64.5)		(86.0)
Gain from discontinued operations (net of tax)	0.4		-
Net loss	$(64.1)		$(86.0)

Basic EPS from continuing operations	$(1.08)		$(1.44)
Basic EPS from discontinued operations	$0.01		$-
Basic EPS including discontinued operations	$(1.07)		$(1.44)
Weighted avg. common shares	60.0		59.9

Comparable Store Sales
Domestic	(11.4%)		(12.5%)

Sales and Earnings Summary (As a Percentage of Total Sales)
	Quarter Ended
	May 1, 2010		May 2, 2009
Domestic	95.9%		96.6%
International	4.1		3.4
Total sales	100.0		100.0
Other revenue	0.9		1.4
Total revenue	100.9		101.4
Cost of goods sold, including occupancy costs	81.0		79.0
Gross margin	19.9		22.4
Selling, general and administrative expenses	26.1		26.9
Asset impairments and other writedowns	-		-
Operating loss	(6.2)		(4.5)
Interest expense	1.3		1.0
Warrant/put expense	4.3		7.7
Total interest expense	5.6		8.7
Loss before income taxes	(11.8)		(13.2)
Income taxes	0.1		0.2
Loss from continuing operations	(11.9	) %	(13.4	) %

Borders Group, Inc. Financial Statements (dollars in millions) Unaudited Condensed Consolidated Balance Sheets
	May 1,	May 2,	Jan. 30,
	2010	2009	2010
Assets
Cash and cash equivalents	$35.3	$45.7	$37.0
Merchandise inventories	836.2	893.0	873.8
Other current assets	68.4	74.3	77.5
Property and equipment, net	371.3	469.0	392.8
Other assets and deferred charges	59.0	40.7	43.8
Goodwill	0.3	0.2	0.3
Total assets	$1,370.5	$1,522.9	$1,425.2
Liabilities and Stockholders’ Equity
Short-term borrowings and current portion of long-term debt	$251.9	$319.1	$275.4
Trade accounts payable	348.5	372.9	350.8
Other current liabilities	250.8	272.5	301.5
Long-term debt	78.1	6.8	6.6
Other long-term liabilities	347.1	374.0	332.6
Total liabilities	1,276.4	1,345.3	1,266.9
Total stockholders' equity	94.1	177.6	158.3
Total liabilities and stockholders’ equity	$1,370.5	$1,522.9	$1,425.2

Store Activity Summary

	Quarter Ended		Year Ended
	May 1,	May 2,	January 30,
	2010	2009	2010

Domestic (1)
Beginning number of stores	686	904	904
Openings	-	1	1
Closings	(6)	(11)	(219)
Ending number of stores	680	894	686
Ending square footage (in millions)	13.2	14.2	13.2

(1) Includes superstores and small format stores in malls, airports and outlet malls.

Borders Group, Inc. Financial Statements (dollars in millions) Unaudited Condensed Consolidated Statements of Cash Flows

	Quarter Ended
	May 1,	May 2,
	2010	2009
CASH PROVIDED BY (USED FOR):
OPERATIONS
Loss from continuing operations	$(64.5)	$(86.0)
Adjustments to reconcile loss from continuing operations to operating cash flows:

Depreciation	20.8	27.6
Loss on disposal of assets	0.1	-
Stock-based compensation cost	-	(0.6)
Increase in warrant liability	23.4	37.2
Change in other long-term assets, liabilities and deferred charges	(2.7)	(10.8)
Write-off of intangible asset	-	16.2
Asset impairment and other writedowns	-	0.1
Amortization of term loan discounts	1.0	0.5
Decrease in inventories	36.6	22.9
Increase (decrease) in accounts payable	(2.0)	22.7
Cash used for other current assets and other current liabilities	(40.9)	(27.4)
Net cash provided by (used for) operating activities of continuing operations	(28.2)	2.4
INVESTING
Capital expenditures	(5.0)	(2.4)
Net cash used for investing activities of continuing operations	(5.0)	(2.4)
FINANCING
Net cash provided by (repayment of) credit facility	8.8	(7.5)
Repayment of prior term loan financing	(42.5)	-
Issuance of common stock	0.3	(0.3)
Proceeds from the issuance of short-term debt	10.0	-
Proceeds from the issuance of long-term debt	80.0	-
Deferred financing costs paid	(24.1)	-
Repayment of capital lease obligations	(0.2)	(0.1)
Net cash provided by (used for) financing activities of continuing operations	32.3	(7.9)

Effect of exchange rates on cash and cash equivalents	(0.8)	-
NET DECREASE IN CASH AND CASH EQUIVALENTS	(1.7)	(7.9)
Cash and cash equivalents at beginning of period	37.0	53.6
Cash and cash equivalents at end of period	$35.3	$45.7

Segment Financial Information
	Quarter Ended
	May 1, 2010	May 2, 2009
Domestic
Sales	$520.0	$619.9
Depreciation expense	19.6	26.5
Operating loss	(33.2)	(29.3)

International
Sales	$22.4	$21.6
Depreciation expense	1.2	1.1
Operating income (loss)	(0.3)	0.2

Consolidated
Sales	$542.4	$641.5
Depreciation expense	20.8	27.6
Operating loss	(33.5)	(29.1)

Borders Group, Inc. Disclosures Regarding Non-GAAP Financial Information
(dollars in millions, except per share amounts)
Unaudited

We discuss two measures of operating performance within this news release, including (i) adjusted EBITDA and (ii) debt net of cash, both of which are considered non-GAAP measures within the meaning of Regulation G of the Securities and Exchange Commission and which are not measures of operating performance calculated in accordance with GAAP. We believe excluding certain recurring non-operating items, as detailed in the following tables, from our financial results provides investors with a clearer perspective of the current underlying operating performance of the company, a clearer comparison to current period results and greater transparency regarding supplemental information used by management in its financial and operational decision-making. We use these non-GAAP financial measures as an internal measure of business operating performance, to establish operational goals, and to analyze trends.

A reconciliation of each non-GAAP measure discussed in this news release to its most comparable measure calculated in accordance with GAAP follows below.

(i) Loss from continuing operations is the financial measure calculated and presented in accordance with GAAP that is the most comparable to adjusted EBITDA. The table below reconciles adjusted EBITDA to loss from continuing operations.

	Quarter Ended
	May 1, 2010	May 2, 2009
Reconciliation of adjusted EBITDA
Loss from continuing operations	$(64.5)	$(86.0)
Adjustments to reconcile loss from continuing operations to adjusted EBITDA:
Income taxes	0.7	1.3
Total interest expense	30.3	55.6
Depreciation	20.8	27.6
EBITDA	(12.7)	(1.5)
Consulting, professional and other fees (Gross margin and SG&A)	0.5	4.2
Store closure and related costs (Gross margin and SG&A)	2.0	(0.2)
Severance and other compensation costs (Gross margin and SG&A)	0.9	0.4
Asset impairments and other writedowns (Asset impairments)	-	0.1
Adjusted EBITDA	$(9.3)	$3.0

(ii) Short-term borrowings and the current portion of long-term debt, long-term debt and cash and cash equivalents are the measures calculated and presented in accordance with GAAP that are the most comparable to debt net of cash. The table below reconciles debt net of cash to short-term borrowings and the current portion of long-term debt, long-term debt and cash and cash equivalents.

	May 1, 2010	May 2, 2009
Reconciliation of debt net of cash
Short-term borrowings and current portion of long-term debt	$251.9	$319.1
Long-term debt	78.1	6.8
Total debt	330.0	325.9
Less: cash and cash equivalents	35.3	45.7
Debt net of cash	$294.7	$280.2